Exhibit 23(e)


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-53173) and related Prospectus of Health and Retirement Properties Trust for the registration of 6,500,000 shares of its common shares of beneficial interest and to the incorporation by reference therein of our report dated February 21, 1995 with respect to the consolidated financial statements and schedules of GranCare Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994 and our report dated February 21, 1995 except for Note 1 as to which the date is August 18, 1995 with respect to the supplemental consolidated financial statements of GranCare Inc. included in its Current Report on Form 8-K/A dated September 21, 1995, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP



Atlanta, Georgia
December 15, 1995